The Amended and Restated By-Laws, dated January 1, 2002, were filed on January 28, 2002 with Post Effective Amendment No. 51 to the Registration Statement (File Nos. 2-38613 and 811-2031) as filed with the Securities and Exchange Commission via EDGAR. Such description is hereby incorporated by reference.